EXHIBIT 23.3


                                  [LETTERHEAD]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form SB-2 Registration Statement of Y3K Secure Enterprise Software, Inc. of our report for the years ended December 31, 2003 and 2002 relating to the financial statements of Fox Communications Corporation which appear in such Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus.

De Leon & Company, P.A.
Certified Public Accountants


April 21, 2004